Exhibit 99.2

MB Financial, Inc.

800 West Madison Street

Chicago, Illinois 60607

(888) 422-6562

NASDAQ:  MBFI

FOR IMMEDIATE RELEASE

For Information at MB Financial, Inc. contact:

Jill York - Vice President and Chief Financial Officer

(847) 653-1991

E-Mail:  jyork@mbfinancial.com

Additional contact at MB Financial Bank, N.A.:

Karen A. Perlman — SVP, Chief Marketing Officer

(847) 653-1788

E-Mail:  kperlman@mbfinancial.com

FOR IMMEDIATE RELEASE

MB FINANCIAL BANK ACQUIRES DEPOSITS AND LOANS OF INBANK

LOOKS FORWARD TO SERVING THE BANKING NEEDS OF INBANK CUSTOMERS

CHICAGO, IL — (September 4, 2009) Mitchell Feiger, president and CEO of MB Financial, Inc. (NASDAQ: MBFI) announced that MBFI’s subsidiary, Chicago-based MB Financial Bank, N.A., acquired  the deposits and loans of Oak Forest-based InBank at the close of business today in a transaction facilitated by the Federal Deposit Insurance Corporation (FDIC).

“Our top priority is to assure customers that their deposits are safe and remain readily available to them,” says Feiger. “MB Financial Bank has a healthy balance sheet and a strong capital and liquidity position. We’ve been part of Chicago-area banking for nearly 100 years earning a reputation for quality customer service and sophisticated banking products and services. This agreement with the FDIC provides a safe and secure home at MB for InBank customers.”

The three branches of InBank will reopen as MB Financial Bank on their next normally scheduled business day; Oak Forest and Tinley Park will reopen on Saturday morning, Sept. 5, 2009 and the Chicago branch on September 8, 2009. Customers of InBank should continue to bank as usual.

“Once we consolidate InBank and MB computer operating networks, all customers will have access to over 70 locations; our Telephone Banking Center, which is open seven days a week; our Internet Banking systems and our ATM network,” adds Feiger. “MB looks forward to serving the banking needs of InBank customers.”

As of August 3, 2009, InBank had total assets of approximately $212 million and total deposits of approximately $200 million. MB will assume all the deposits of InBank, except approximately $50.0 million of brokered accounts.  The FDIC will pay the brokers directly for these accounts. In addition, MB agreed to purchase essentially all of the assets of InBank.

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Customers who have questions about today’s transaction can call the FDIC toll-free at 1.800.640.2600. The phone number will be operational this evening until 9 p.m., CDT; on Saturday from 9 a.m. to 6 p.m., CDT; on Sunday from noon to 6:00 p.m., CDT; and thereafter from 8:00 a.m. to 8:00 p.m., CDT. Interested parties can also visit the FDIC’s Web site at http://www.fdic.gov/bank/individual/failed/inbank/html.

MB Financial, Inc. will host a conference call at 9:00 a.m. CDT on September 8, 2009.  The number to call in the United States is 1.866.804.6928 (Passcode: 14706711).  If this time is inconvenient, a digital recording will be available two hours after the conference from September 8 to September 15, 2009 by dialing into 1.866.286.8010 in the United States (Passcode: 14586906).  This call is being webcast and can be accessed via the company’s web site at www.mbfinancial.com under Investor Relations.

MB Financial Bank is a locally-operated financial institution that has been delivering competitive personalized service for nearly 100 years to businesses and individuals who live and work in the Chicago metropolitan area.  MB Financial Bank has over 70 locations throughout the Chicagoland area.

MB Financial Bank is the Illinois local operating unit of MB Financial, Inc., a financial services holding company which is traded on the NASDAQ as “MBFI.” MB Financial, based in Chicago, has more than $8 billion in assets. Information about MB Financial can be found at www.mbfinancial.com.

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Safe Harbor Statement: Statements in this press release that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. By their nature, such statements are subject to numerous factors that could cause actual results to differ materially from those anticipated in such statements, as discussed in MB Financial Inc.’s filings with the Securities and Exchange Commission.